Exhibit 99.1

The St. Joe Company Reports Fourth Quarter and Full Year 2014 Results

WATERSOUND, Fla.--(BUSINESS WIRE)--February 26, 2015--The St. Joe Company (NYSE: JOE) (the “Company”) today announced a Net Loss for the fourth quarter of 2014 of $11.1 million, or $0.12 per share, compared with Net Income of $0.5 million, or $0.00 per share, for the fourth quarter of 2013. Net loss for the fourth quarter of 2014 includes $11.3 million of expense related to the previously announced termination of the Company’s Pension Plan, which includes a non-cash charge of $6.5 million and excise taxes of $4.8 million. In December 2014, the Company received the remaining plan assets of $23.8 million of cash prior to paying the excise taxes.

For the full year ended December 31, 2014, the Company reported pretax income of $521.8 million as compared to $4.5 million for the prior year. Net Income for the full year of 2014 was $406.5 million, or $4.40 per share, compared to Net Income of $5.0 million, or $0.05 per share, for full year of 2013.

Revenue for the fourth quarter of 2014 was $15.7 million as compared to $33.9 million in the fourth quarter of 2013. The Company’s fourth quarter revenue was generated from $4.4 million of real estate sales, $10.1 million from resort, leisure and leasing operations and $1.2 million of timber sales. For the full year of 2014, the Company generated $701.9 million in revenue as compared to $131.2 million for the full year of 2013.

As of December 31, 2014, the Company had cash, cash equivalents and investments of $671.4 million, as compared to $168.9 million as of December 31, 2013.

FINANCIAL DATA

Consolidated Results
($ in millions except share and per share amounts)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues
Real estate sales	$4.4	$17.2	$634.9	$45.0
Resorts, leisure and leasing revenues	10.1	8.4	55.5	50.8
Timber sales	1.2	8.3	11.5	35.4
Total revenues	15.7	33.9	701.9	131.2
Expenses
Cost of real estate sales	2.3	8.6	86.6	24.3
Cost of resorts, leisure and leasing revenues	9.5	7.6	45.7	41.1
Cost of timber sales	0.2	4.9	4.5	21.5
Other operating expenses	3.7	3.6	13.5	12.3
Corporate expenses	2.5	3.4	12.7	15.5
Administrative costs associated with special purpose entities	--	--	3.7	--
Depreciation, depletion and amortization	2.2	2.2	8.4	9.1
Impairment losses	--	5.1	--	5.1
Pension charges	11.3	0.5	13.5	1.5
Total expenses	31.7	35.9	188.6	130.4
Operating (loss) income	(16.0)	(2.0)	513.3	0.8
Other income	5.1	1.8	8.5	3.7
(Loss) income from operations before equity in loss from unconsolidated affiliates and income taxes	(10.9)	(0.2)	521.8	4.5
Equity in income from unconsolidated affiliates	--	0.1	--	0.1
Income tax (benefit) expense	0.3	(0.6)	115.5	(0.4)
Net (loss) income	(11.2)	0.5	406.3	5.0
Net loss attributable to non-controlling interest	0.1	--	0.2	--
Net (loss) income attributable to the Company	(11.1)	$0.5	$406.5	$5.0
Net (loss) income per share attributable to the Company	$(0.12)	$--	$4.40	$0.05
Weighted average shares outstanding	92,297,467	92,293,378	92,297,467	92,285,888
Revenues by Segment ($ in millions)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues:
Real estate sales
Residential	$4.3	$9.7	$17.8	$33.7
RiverTown Sale	--	7.4	43.6	10.9
Commercial	--	--	3.3	--
AgReserves Sale and other	0.1	0.1	570.2	0.4
Total real estate sales	4.4	17.2	634.9	45.0
Resorts, leisure and leasing revenues	10.1	8.4	55.5	50.8
Timber sales	1.2	8.3	11.5	35.4
Total revenues	$15.7	$33.9	$701.9	$131.2

Summary Balance Sheet ($ in millions)

	December 31, 2014	December 31, 2013
Assets
Investment in real estate, net	$321.8	$385.0
Cash and cash equivalents	34.5	21.9
Investments	636.9	147.0
Restricted investments	7.9	--
Notes receivable, net	24.3	7.3
Pledged treasury securities	25.7	26.3
Prepaid pension asset	--	35.1
Property and equipment, net	10.2	11.4
Deferred tax asset	--	12.9
Other assets	32.0	22.6
Investments held by special purpose entities	209.8	--
Total assets	$1,303.1	$669.5

Liabilities and Equity
Debt	63.8	$44.2
Senior Notes held by special purpose entity	177.3	--
Accounts payable, accrued liabilities and deferred credits	47.5	61.8
Deferred tax liabilities	34.8	--
Total liabilities	323.4	106.0
Total equity	979.7	563.5
Total liabilities and equity	$1,303.1	$669.5
Debt Schedule ($ in millions)

	December 31, 2014	December 31, 2013
In substance defeased debt	$25.7	$26.3
Community Development District debt	6.5	11.5
Pier Park North joint venture – construction loan	31.6	6.4
Total debt	$63.8	$44.2

Other Operating and Corporate Expenses ($ in millions)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Employee costs	$1.5	$2.6	$8.4	$11.2
AgReserves Sale severance	--	--	1.2	--
Non-cash stock compensation costs	--	--	0.2	--
Property taxes and insurance	1.5	2.4	6.3	7.6
Professional fees	1.4	1.1	5.2	4.9
Marketing and owner association costs	0.5	0.4	1.6	1.8
Occupancy, repairs and maintenance	0.3	0.3	0.9	0.7
Other	1.0	0.2	2.4	1.6
Total other operating and corporate expense	$6.2	$7.0	$26.2	$27.8

Additional Information and Where to Find It

Additional information with respect to the Company’s results for the full year and fourth quarter of 2014 will be available in a Form 10-K that will be filed with the Securities and Exchange Commission.

Important Notice Regarding Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the Company’s expectations regarding the Company’s business strategy and future operations. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company, including (1) changes in the Company’s strategic objectives, including any such changes implemented as a result of our planned CEO search; (2) economic or other conditions that affect the future prospects for the Southeastern region of the United States and the demand for the Company’s products, including a slowing of the population growth in Florida, inflation, or unemployment rates or declines in consumer confidence or the demand for, or the prices of, housing; (3) pending or future regulatory or legislative actions, accounting changes or litigation that could adversely affect the Company; (4) the impact of natural or man-made disasters or weather conditions, including hurricanes and other severe weather conditions, on the Company’s business; (5) changes in the Company’s customer base and the mix of homesites available for sale in its residential real estate; (6) changes in the cyclical nature of the Company’s real estate operations; (6) the Company’s ability to capitalize on its leasing operations in the Pier Park North joint venture; (7) the Company’s ability to effectively execute its strategy in resort and leisure operations; (8) the Company’s ability to capitalize on opportunities relating to its planned mixed use and active adult communities, including its ability to successfully and timely obtain land-use entitlements and construction financing, and address issues that arise in connection with the use and development of its land, including the permits required for the launch of its planned mixed use and active adult communities; (9) the realization of any unrealized losses related to the Company’s investments, including any potential further downturns in the Company’s corporate debt securities or any other of its investments; and (10) the Company’s ability to effectively deploy and invest its assets, including available-for-sale securities as well as the cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings including the Company’s Annual Report on Form 10-K filed with the Commission on February 28, 2014 as updated by subsequent Quarterly Reports on Form 10-Qs and other current report filings.

About The St. Joe Company

The St. Joe Company together with its consolidated subsidiaries is a real estate development and operating company with real estate assets and operations concentrated primarily between Tallahassee and Destin, Florida. The Company uses these assets in its residential or commercial real estate developments, resorts, leisure and leasing operations or its forestry operations. More information about the Company can be found on its website at www.joe.com.

© 2015, The St. Joe Company. “St. Joe®”, “JOE®”, the “Taking Flight” Design®, “St. Joe (and Taking Flight Design)®” are registered service marks of The St. Joe Company.

CONTACT:
The St. Joe Company
Investor Relations Contact:
Marek Bakun, 1-866-417-7132
Chief Financial Officer
Marek.Bakun@Joe.Com